Exhibit 99.1

Greenland Technologies Holding Corporation Reports Second Quarter 2021 Unaudited Financial Results

- Second Quarter Revenue of $28.2 million, up 70.1% year over year

- Second Quarter Net Income of $3.2 million, up 114.2% year over year

- 2021 Revenue Guidance Raised to be between $90 million to $100 million

EAST WINDSOR, N.J., August 10, 2021 /PRNewswire/ -- Greenland Technologies Holding Corporation (NASDAQ: GTEC) (“Greenland” or the “Company”), a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles, today announced its unaudited financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial and Operating Highlights

●	Total revenues were $28.2 million, an increase of 70.1% from $16.6 million in the second quarter of 2020.

●	Gross margin was 20.2%, an increase of 2.8 percentage points year over year.

●	Net Income was $3.2 million, an increase of 114.2% from $1.5 million in the second quarter of 2020.

●	Number of transmission products sold was 42,046 units, an increase of 43.6% compared with 29,281 units in the second quarter of 2020

CEO and CFO Remarks

Mr. Raymond Wang, CEO of Greenland Technologies Holding Corporation, commented, “We have once again achieved a record quarter with revenue generated of $28.2 million representing a 70% revenue growth and 42,046 transmissions sold representing a 44% increase on a year over year basis. We are benefitting from strong demand as forklifts are the ultimate necessity for clients moving raw materials, components, and finished goods through a global supply chain to meet accelerating growth.”

Mr. Wang continued, “Our team continues to do an excellent job supporting the growing markets with operational excellence and innovative solutions. Our latest electric GEF-series lithium powered forklifts offer all the competitive advantages of lithium, with longer battery life and reduced maintenance costs, as compared to traditional lead acid and propane forklifts. With deliveries starting by September in the North America market we expect this to be additive to second half of 2021 revenue and our longer-term results. This line will be promptly followed by our industry disruptive GEL-1800, an all electric 1.8T rated front loader, and GEX-8000, an all electric 8.0T rated load excavator. We are pleased with our progress to date, but even more excited about Greenland’s future, as we expand our global business and build shareholder value.”

Mr. Jing Jin, Greenland Technologies’ Chief Financial Officer commented: “In the first half of 2021, we generated a total revenue of $52.8 million and net income of $5.6 million, doubling the revenue and tripling net income from the previous year. Our gross margin was 20.2% in the second quarter of 2021, an increase of 280 basis points from the second quarter of last year. These strong financial results demonstrate our market leading position to satisfy growing demands for high quality transmission products and our ability to navigate supply chain challenges. In June, we successfully raised $7 million for the strategic execution of new electric vehicle products launched in the U.S. With strong cash flow and a track record for delivering excellent revenue results, we are well positioned to lead in commercial vehicle electrification.”

Recent Developments and Strategic Highlights:

●	Debut of New GEF-Series Electric Lithium Forklifts

In July 2021, Greenland launched its brand new GEF-series EV forklifts, one of the industry’s first lithium-powered EV forklift trucks. The GEF-series is designed with variously rated load capabilities and suited for a wide spectrum of applications, including logistics, warehousing, manufacturing, etc. Deliveries of this innovative series will commence in September 2021 in the North American market.

●	Completion of $7 Million Underwritten Public Offering

In June 2021, Greenland closed the public offering of 857,844 ordinary shares and raised $7 million for strategic execution in operations

●	Forming Major Strategic Partnership with Shandong Zhongcha Heavy Industry Machinery

In June 2021, Greenland entered a major strategic partnership with Shandong Zhongcha Heavy Industry Machinery Co. (“Shandong”), a multinational heavy machinery and automotive manufacturing company, to boost revenue and strengthen leadership position as a first mover.

The companies will jointly launch a lithium-powered forklift, which features Greenland’s new integrated drivetrain system and will be available for sale in the U.S. by Greenland. They will also combine R&D resources to develop the next stage of lithium-powered forklifts to ensure market leadership for both maintains in the long term.

●	Launch of EV Pre-booking Service

On June 15, 2021, Greenland announced the launch of an online EV pre-booking service for its new GEL-1800 1.8-ton electric loader and its GEX-8000 electric excavator. Deliveries of the two electric industrial vehicle models are expected to start in the fourth quarter of 2021. Customers can reserve an industrial EV with a $250 refundable deposit.

●	Showcasing Greenland’s First Electric Industrial Vehicle at Hannover Messe 2021 Digital Expo

In April 2021, Greenland showcased its new GEL-1800 1.8-ton electric loader at the Hannover Messe 2021 Digital Expo from April 12-16 to allow attendees to have a first look at the sleek design and production specifications of the Company’s first industrial EV. The vehicle is designed for a wide range of applications, including construction, mining, farming, industrial, etc.

Second Quarter 2021 Financial Results

Revenues

Total revenues were $28.2 million, an increase of approximately 70.1% year-over-year. The increase was primarily due to the significant increase in our sales volume resulting from the continuously growing market demand and the ability to boost supplies while some peers met challenges in handling material shortage and were unable to deliver. The number of transmission products sold increased 43.6% to 42,046 units from 29,281 units in the second quarter of 2020.

Costs of Goods Sold

Costs of goods sold were $22.5 million, an increase of 64.3% from $13.7 million in the second quarter of 2020. The increase was primarily due to the increase in sales volume and the increase in raw material prices.

Gross profit

Gross profit was $5.7 million, an increase of 98.0% from $2.9 million in the second quarter of 2020.

Gross margin was 20.2%, up 2.8 percentage points from 17.4% in the second quarter of 2020. The increase was primarily due to a shift in the product mix towards the higher value and more sophisticated products such as hydraulic transmission products.

Operating expenses

Total operating expenses were $2.3 million, up 84.1% from $1.2 million in the second quarter of 2020. Operating expense as a percentage of total revenues was 8.0%, an increase of 0.6 percentage points compared to 7.4% in the second quarter of 2020. The increase in operating expenses was primarily due to the increase in sales and labor costs year-over-year.

●	Selling expenses were $0.50 million, an increase of 62.7% from $0.30 million in the second quarter of 2020. The increase was mainly due to the increase in the unit price of transportation expenses.

●	General and administration expenses were $0.75 million, an increase of 69.6% from $0.44 million in the second quarter of 2020. The increase was primarily due to the expiration of the Chinese government’s policy related to the Covid-19 relief.

●	Research and development expenses were $1.0 million, an increase of 111.4% from $0.48 million in the second quarter of 2020. The increase was mainly due to the increase in the R&D investment in higher value and more sophisticated products and electrification products.

Income from operations

Income from operations was $3.5 million, an increase of 108.2% from $1.7 million in the second quarter of 2020.

Net Income

Net Income was $3.2 million, an increase of 114.2% from $1.5 million in the second quarter of 2020.

Earnings per share

Basic and diluted net income per ordinary share was $0.26, an increase of 100.0% from $0.13 in second quarter of 2020.

Business Outlook

For the full year of 2021, the Company expects total revenues to be between $90 million to $100 million, as compared to the previous guidance range of $80 million to $90 million. The new revenue guidance range represents an increase of approximately 35% to 49% year over year from 2020.

The above outlook is based on information available as of the date of this press release and reflects the Company’s current and preliminary expectations regarding its business situation and market conditions. The outlook is subject to change, especially considering the uncertainties which may result from how the COVID-19 pandemic develops globally.

Conference Call

The Greenland Technologies Holding Corporation management team will host an earnings conference call at 8:00 AM on Tuesday, August 10, 2021, U.S. Eastern Time (8:00 PM on August 10, 2021, Beijing/Hong Kong Time).

Please register in advance for the conference using the link below and dial in 10 minutes before the conference is scheduled to begin. Conference access information will be provided upon registration.

Online Participant Registration: http://apac.directeventreg.com/registration/event/2837618

A replay of the conference call may be accessed by phone at the following numbers until August 18, 2021. To access the replay, please reference the conference ID 2837618.

Phone Number
International	+61 2 8199-0299
United States	+1 (855) 452-5696
China Hong Kong	+852 800963117
Mainland China	+86 4006322162 +86 8008700205

A live and archived webcast of the conference call will be available at https://ir.gtec-tech.com/.

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (NASDAQ: GTEC) is a developer and a manufacturer of drivetrain systems for material handling machineries and electric vehicles, as well as electric industrial vehicles. For more information visit https://ir.gtec-tech.com/.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking statements.” Such statements reflect Greenland’s current views with respect to future events and are subject to such risks and uncertainties, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K and Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s expectations with respect to future performance. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Greenland does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Statement Regarding Preliminary Unaudited Financial Information

The unaudited financial information set out in this earnings release is preliminary and subject to potential adjustments. Adjustments to the consolidated financial statements may be identified when audit work has been performed for the Company’s year-end audit, which could result in significant differences from this preliminary unaudited financial information.

For more information, please contact:

In China:

The Blueshirt Group

Ms. Feifei Shen

Phone: +86 134-6656-6136

Email: feifei@blueshirtgroup.com

Ms. Miranda Tian

Phone: +86 135-2551-1189

Email: miranda@blueshirtgroup.com

In the United States:

The Blueshirt Group

Ms. Julia Qian

Phone: +1 973-619-3227

Email: Julia@blueshirtgroup.com

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND 2020

(UNAUDITED, IN U.S. DOLLARS)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
REVENUES	$28,204,307	$16,576,345	$52,815,201	$26,448,412
COST OF GOODS SOLD	22,499,138	13,694,235	42,005,645	21,642,354
GROSS PROFIT	5,705,169	2,882,110	10,809,556	4,806,058
Selling expenses	495,462	304,535	874,692	521,376
General and administrative expenses	752,212	443,476	1,663,351	1,517,885
Research and development expenses	1,005,296	475,649	1,964,841	1,039,947
Total operating expenses	$2,252,970	$1,223,660	$4,502,884	$3,079,208
INCOME FROM OPERATIONS	$3,452,199	$1,658,450	$6,306,672	$1,726,850
Interest income	4,833	42,521	9,428	75,831
Interest expense	(221,664)	(389,072)	(401,853)	(710,764)
Other income	311,114	255,580	598,090	852,832
INCOME BEFORE INCOME TAX	$3,546,482	$1,567,479	$6,512,337	$1,944,749
INCOME TAX	394,159	95,971	916,775	145,158
NET INCOME	$3,152,323	$1,471,508	$5,595,562	$1,799,591
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	371,570	212,411	686,241	283,830
NET INCOME ATTRIBUTABLE TO GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES	$2,780,753	$1,259,097	$4,909,321	$1,515,761
OTHER COMPREHENSIVE INCOME (LOSS):	833,963	58,835	575,734	(1,246,925)
Unrealized foreign currency translation income (loss) attributable to Greenland technologies holding corporation and subsidiaries	591,484	45,180	402,381	(559,814)
Unrealized foreign currency translation income (loss) attributable to Noncontrolling interest	242,479	13,655	173,353	(687,111)
Comprehensive income	3,372,237	1,304,277	5,311,702	955,947
Noncontrolling interest	614,049	226,066	859,594	(403,281)
WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	10,814,479	10,021,142	10,574,223	10,015,203
NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted	0.26	0.13	0.46	0.15

The accompanying notes are an integral part of the unaudited consolidated financial statements.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

(IN U.S. DOLLARS)

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,756,968	$7,159,015
Restricted cash	9,767,210	2,244,038
Notes receivables	33,113,729	30,803,772
Accounts receivable, net of allowance for doubtful accounts of $996,984 and $986,532, respectively	20,519,818	12,408,548
Inventories	17,731,415	15,380,063
Due from related parties-current	38,946,503	38,535,171
Advance to suppliers	732,019	447,901
Prepayments and other current assets	542,882	664,926
Total Current Assets	$132,110,544	$107,643,434

Non-current asset
Property, plant, equipment and construction in progress, net	19,534,056	20,135,339
Land use rights, net	4,030,352	4,035,254
Other intangible assets	-	-
Due from related parties – non-current	-	-
Deferred tax assets	158,698	158,455
Goodwill	3,890	3,890
Other non-current assets	41,860	158,455
Total non-current assets	$23,768,856	$24,335,303
TOTAL ASSETS	$155,879,400	$131,978,737

The accompanying notes are an integral part of the unaudited consolidated financial statements.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020 (Continued)

(IN U.S. DOLLARS)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Current Liabilities
Short-term bank loans	$11,899,452	$18,487,356
Notes payable-bank acceptance notes	38,202,952	25,889,067
Accounts payable	28,300,234	22,005,260
Customer deposits	163,435	366,029
Due to related parties	7,904,430	9,051,119
Other current liabilities	1,475,090	2,212,325
Long-term payable- current portion	584,003	797,179
Total current liabilities	$88,529,596	$78,808,335

Long-term liabilities
Long-term payables	-	166,292
Other long-term liabilities	2,240,949	2,342,648
Total long-term liabilities	$2,240,949	$2,508,940
TOTAL LIABILITIES	$90,770,545	$81,317,275
COMMITMENTS AND CONTINGENCIES
EQUITY
Ordinary shares, no par value, 11,448,327 shares authorized; 11,448,327 and 10,225,142 shares issued and outstanding as of June 30, 2021 and December 31, 2020.	-	-
Additional paid-in capital	21,983,495	13,707,39
Statutory reserves	3,842,331	4,517,117
Retained earnings	32,312,439	26,728,332
Accumulated other comprehensive loss	339,456	(62,925)
Total shareholders’ equity	$58,477,721	$44,889,922
Non-controlling interest	6,631,134	5,771,540
TOTAL EQUITY	$65,108,855	$50,661,462

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$155,879,400	$131,978,737

The accompanying notes are an integral part of the unaudited consolidated financial statements.